KEYSTONE MUTUAL FUNDS
FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of the 23RD day of March, 2010, to the Transfer Agent Servicing Agreement dated as of June 29, 2006, (the “Transfer Agent Agreement”) is entered into by and between Keystone Mutual Funds, a Delaware business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Transfer Agent Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Transfer Agent Agreement; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

KEYSTONE MUTUAL FUNDS                                                       U.S. BANCORP FUND SERVICES, LLC

By:___________________________                                         By:_______________________________

Name:_________________________                                         Name: Joe D. Redwine

Title:__________________________                                        Title: President

3/23/10

Amended Exhibit C to the Transfer Agent Servicing Agreement – Keystone Mutual Funds
TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13
Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP                                                                       $____/year
▪ NSCC Level 3 Accounts

    1-500                                                                                        $____
    500-1000                                                                                  $____
    1001 +                                                                                      $____

▪ No-Load Fund Accounts                                                             $____ /open account
▪ Load Fund Accounts                                                                    $____ /open account
▪ Daily Accrual Fund Accounts                                                     $____ /open account
▪ Closed Accounts                                                                           $____ /closed account

Services Included in Annual Base Fee Per CUSIP

▪ DST NSCC charge

Activity Charges
▪ Manual Shareholder Transaction & Correspondence             $____ /event
▪ Omnibus Account Transaction                                                   $____ /transaction
▪ Telephone Calls                                                                             $____ /minute
▪ Voice Response Calls                                                                    $____ /call
▪ Daily Valuation/Manual 401k Trade                                           $____ /trade

CUSIP Setup Charge
▪ $____ /CUSIP

Base fee beyond first cusip
▪ $____ /CUSIP

Chief Compliance Officer Support Fee*
▪ $____ /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit C to the Transfer Agent Servicing Agreement – Keystone Mutual Funds
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

▪  FAN Web Premium (Fund Groups over 50,000 open accounts)
        − Implementation - $____ /fund group – includes up to 25 hours of technical/BSA support
        − Annual Base Fee - $____/year
▪  FAN Web Select (Fund Groups under 50,000 open accounts)
        − Implementation - $____/fund group – includes up to 10 hours of technical/BSA support
        − Annual Base Fee - $____/year
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $____ /hour
▪  Activity (Session) Fees:
        − Inquiry - $____/event
        − Account Maintenance - $____/event
        − Transaction – financial transactions, reorder statements, etc. - $____/event
        − New Account Set-up - $____/event (Not available with FAN Web Select)
▪  Strong Authentication:
        − $____/month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪  Base Fee Per Management Company – file generation and delivery - $____/year
▪  Per Record Charge
        − Rep/Branch/ID - $____
        − Dealer - $____
▪  Price Files - $____ or $____ /user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
        − Inquiry - $____ /event
        − Per broker ID - $____ /month per ID
▪  Transaction Processing
         − Implementation - $____ /management company
         − Transaction – purchase, redeem, exchange, literature order - $____ /event
         − New Account Setup – $____ /event
         − Monthly Minimum Charge - $____ /month
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪  Implementation Fees
        − Develop eBusiness Solutions Software - $____ /fund group
        − Code Print Software - $____ /fund group
▪  Load charges
        − $____ /image
▪  Archive charge (for any image stored beyond 2 years)
        −   $____ /document

*Normal Vision ID and activity charges also apply.

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement
Keystone Mutual Funds

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪  Setup: MFx Portal - $____
▪  Service - $____ /user per month
▪  Access to the following systems included:
        − BDS – Statement Storage and Retrieval
        − ReportSource – Mainframe T/A Report Library
        − T/A Imaging – Thin Client AWD
        − FundSource – Comprehensive Fund Information
        − 3270 – T/A Mainframe Access
▪  Custom Electronic File Exchange (DDS of delivery of TIP files) - $____ one time setup fee
         - $____ /file per month maintenance fee

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪  $____ /year per workstation for TA2000 AWD access
▪  Plus data communications setup and monthly charges based upon location and bandwidth
▪  Plus training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪  $____ /hour
▪  Charges incurred for customized services based upon fund family requirements including but not limited to:
         - Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
         - Select reports – shareholder system queries for customized reporting, mailings, etc.
         - File transmissions of client requested shareholder data file extracts
         - Conversion programming
         - Customized service development
         - Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
         - All other client specific customization and/or development services

Transfer Agent Training Services
▪  On-site at USBFS - $____ /day
At client location - $____ /day plus travel and out-of-pocket expenses

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement
Keystone Mutual Funds
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪  90 days or less – $____ /open account
▪  91-180 days – $____ /open account
▪  181-270 days – $____ /open account
▪  271 days – 1 year - $____ /open account
▪  1 year – 2 years - $____ /open account
Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪  $____ /direct open account per year
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪  $____ setup /fund group of 1-5 funds, $____ setup /fund group of over 5 funds
▪  $____ /account per year
12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
▪  $____ setup /fund group
▪  $____ /month administration
▪  $____ /received e-mail correspondence
Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪  $____ /fund group per month
Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪  Setup - $____ /fund group
▪  Annual Fee - $____/open and closed account

Same Day Cash Flow
▪  Implementation (one time charge) & Recurring Charges (monthly)
        - 5 Users – $____
        - 10 Users – $____
        - 20 Users – $____
        - 30 Users – $____
        - 40 Users – $____
        - 50 Users – $____
▪  Training
         -  Webex - $____ /user
         -  On Site - $____ /day
▪  Real Time Data Feeds
        -  Implementation (per feed) - $____ /hour (8 hour estimate)
        -  Recurring (per feed) - $____ /month

Amended Exhibit C (continued) to the Transfer Agent Agreement
Keystone Mutual Funds
SUPPLEMENTAL SERVICES FEE SCHEDULE effective 2/1/10 to 2/1/13
FAF Money Market Fund Service Organizations
▪  $____ /money market share class per year
▪  Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪  $____ /qualified plan account or Coverdell ESA account (Cap at $____ /SSN)
▪  $____ /transfer to successor trustee
▪  $____ /participant distribution (Excluding SWPs)
▪  $____ /refund of excess contribution
▪  $____ /reconversion/recharacterization
Additional Shareholder Paid Fees
▪  $____ /outgoing wire transfer or overnight delivery
▪  $____ /telephone exchange
▪  $____ /return check or ACH or stop payment
▪  $____ /research request per account (Cap at $____ /request) (This fee applies to requests for statements older than the prior year)
Literature Fulfillment Services*
▪  Account Management
        − $____ /month (account management, lead reporting and database administration)
▪  Out-of-Pocket Expenses
        − Kit and order processing expenses, postage, and printing
▪  Inbound Teleservicing Only
        − Account Management - $____ /month
        − Call Servicing - $____ /minute
▪  Lead Conversion Reporting
        − Account Management- $____ /month
        − Database Installation, Setup -$____ /fund group
        − Specialized Programming - (Separate Quote)*
▪  Web On-line Fund Fulfillment
         − Account Management- $____ /month
         − Installation, Setup - $____ /fund group
         − Out-of-pocket expenses, kit and order processing expenses, printing, and postage.
▪  Follow-up Services
        − Correspondence - $____ /item

*Fees exclude postage and printing charges.
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪  $____ setup/fund group
▪  $____ /certificate transaction
Jumbo Pricing (JUMBO) – allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.
▪  $____ /account group per year
Expedited CUSIP Setup - $____ /CUSIP (Less than 35 days)